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                                                                   Exhibit 10.23
                                                            Identix Incorporated

                              SECOND AMENDMENT TO
                  SECOND AMENDED AND RESTATED LOAN AGREEMENT

     This Second Amendment to Second Amended and Restated Loan Agreement ("Second Amendment") is made and entered into as of April 21, 2000, by and among Identix Incorporated, a Delaware corporation (herein called "Identix"), Identicator Technology, Inc., a Delaware corporation (herein called "Identicator"), and Imperial Bank ("Bank"). Identix and Identicator are hereinafter individually referred to as a "Borrower" and collectively, as "Borrowers."

                                   Recitals

     A. Borrowers and Bank entered into a certain Second Amended and Restated Loan Agreement dated as of May 13, 1999, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of December 25, 1999 (the "First Amendment") (as the same may from time to time be modified, amended, supplemented, restated or superseded, the "Loan Agreement"), pursuant to which Bank agreed to extend and make revolving loans available to Borrowers upon the terms and conditions contained therein.

     B. The Revolving Commitment matured on February 23, 2000 and Borrowers have requested and Bank has agreed to extend the Revolving Maturity Date, subject to all of the terms and conditions set forth in this Second Amendment.

     C. In addition, Borrowers have requested and Bank has agreed to modify certain of the financial covenants contained in the Loan Agreement, subject to all of the terms and conditions set forth in this Second Amendment.

     D. The Loan Agreement, the First Amendment, this Second Amendment and the other Loan Documents (as defined in the Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded are hereinafter collectively referred to as the "Loan Documents."

                                   Agreement

     Now, Therefore, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, and to induce Bank to enter into this Second Amendment, each Borrower and Bank hereby agree to amend the Loan Agreement as follows:

     1. Definitions. Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.
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     2.   Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

          2.1 The last sentence of Section 2.A. is hereby deleted in its entirety, and the following sentence substituted therefor:

               "Borrower promises to pay to Bank the entire outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Revolving Loan Account on or before April 20, 2001 ("Revolving Maturity Date")."

          2.2 The first paragraph of Section 10 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

               "All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with GAAP as used in the United States of America applied on a basis consistent with previous years for the operations of Identix, excluding its Subsidiary, ANADAC, Inc. Compliance with the financial covenants shall be calculated and monitored on a monthly basis, except as shall be expressly stated to the contrary. Identix affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or any commitment is outstanding hereunder, it will, on a consolidating basis using only the operations of Identix, excluding its Subsidiary, ANADAC, Inc.:"

          2.3 The first sentence of Section 10.A. of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

               "At all times, maintain a Minimum Tangible Net Worth in an amount which is equal to or greater than $15,000,000."

          2.4 The first sentence of Section 10.B. of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

               "At all times, maintain a Maximum Ratio of Total Liabilities to Tangible Net Worth not to exceed 1.00 to 1.00."

          2.5 The first sentence of Section 10.C. of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

               "At all times maintain a Minimum Quick Ratio of not less than
1.35 to 1.00."

          2.6 Section 10.D. of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

               "Measured on a quarterly basis on the last day of each fiscal quarter, have maximum Quarterly Losses of not more than $4,000,000; provided, however, that cumulative Losses from the date hereof through the Revolving Maturity Date shall not exceed $12,000,000 (the "Losses Cap") and, provided further, that the Losses Cap shall be automatically increased at the rate of fifty percent (50.0%) of all new equity obtained by the Borrowers from May 1, 2000
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through the Revolving Maturity Date, but shall in no event exceed $16,000,000.
As used herein, "Losses" means net income before taxes and non-cash amortization expenses."

          2.7 Section 10.I. of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

               "Upon Bank's request, and not less frequently than semi-annually, deliver to Bank a duly-executed original of Bank's standard form of IP Security Agreement, together with appropriate insertions and fully-updated schedules sufficient for perfecting Bank's security interest in the Intellectual Property;"

          2.8 The definition of Eligible Accounts set forth in Exhibit A to the Loan Agreement is hereby amended by (i) deleting item (2) in its entirety and renumbering accordingly, and (ii) deleting item (7) in its entirety and substituting therefor:

               "Accounts due from an account debtor whose principal place of business is located outside of the United States of America unless either (a) such Accounts are insured or covered by a letter of credit in a manner and form acceptable to Bank or (b) Bank shall have otherwise permitted in writing in its sole and absolute discretion;"

          2.9 Exhibit B to the Loan Agreement is hereby deleted in its entirety and Exhibit B attached hereto and incorporated herein by this reference is substituted therefor.

     3. Limited Amendment. Each of the amendments set forth in this Second Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment or waiver of any other term or condition of the Loan Agreement or the other Loan Documents, to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or (b) to be a consent to any future amendment or waiver.

     4. Representations And Warranties. Each Borrower represents and warrants that the representations and warranties respectively made in the Loan Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this Second Amendment (except to the extent such specifically relate to another date or as specifically described on Schedule 1 attached hereto and incorporated herein by this reference) and that the execution, delivery and performance of this Second Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any material law or regulation or any term or provision of any other material agreement entered into by any Borrower.

     5. Conditions Precedent. The legal effectiveness of this Second Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a) Executed Amendment. Bank shall have received this Second Amendment duly executed and delivered by Borrowers and the same shall have become effective.

          (b) Resolutions and Other Corporate Documents. If requested by Bank, Bank shall have received resolutions of the Board of Directors of each Borrower authorizing
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such Borrower to enter into this Second Amendment and to deliver such other corporate documents, as Bank shall reasonably request.

          (c) Financial Condition. There shall have occurred no material adverse change in the financial condition or prospects of any Borrower as shown on the most recent financial statements submitted to Bank or disclosed to Bank, respectively, and relied upon by Bank in entering into this Second Amendment.

          (d) No Default. After giving effect to the waiver contained in this Second Amendment, no Event of Default has occurred that remains uncured and is continuing or will result from the consummation of the transactions contemplated by this Second Amendment that would constitute an Event of Default as defined in the Loan Agreement.

          (e) Payment of Loan Fee. Bank shall have received from Borrowers $25,000 as consideration for Bank's agreeing to enter into this Second Amendment.

          (f) Payment of Fees. Bank shall have received reimbursement from Borrowers of its costs and expenses incurred (including, without limitation, its attorneys' fees and expenses) in connection with this Second Amendment and the transactions contemplated hereby.

          (g) Other Documents. Bank shall have received such other documents, information and items from Borrowers as it shall reasonably request to effectuate the transactions contemplated hereby.

     6.   Release And Waiver.

          (a) Each Borrower hereby acknowledges and agrees that: (1) it has no claim or cause of action against Bank or any parent, subsidiary or affiliate of Bank, or any of Bank's officers, directors, employees, attorneys or other representatives or agents (all of which parties other than Bank being, collectively, "Bank's Agents") in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein and herein; (2) it has no offset or defense against any of its respective obligations, indebtedness or contracts in favor of Bank; and (3) it recognizes that Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with such Borrower.

          (b) Although Bank regards its conduct as proper and does not believe any Borrower to have any claim, cause of action, offset or defense against Bank or any of Bank's Agents in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein, Bank wishes and each Borrower agrees to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters could impair or otherwise affect any rights, interests, contracts or remedies of Bank. Therefore, each Borrower unconditionally releases and waives (1) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind of Bank or of any of Bank's Agents to such Borrower, except the obligations remaining to be performed by Bank as expressly stated in the Loan Agreement, this Second Amendment and the other Loan Documents executed by Bank; (2) any legal, equitable or other obligations or duties, whether known or unknown, of Bank or of any of Bank's Agents to any Borrower (and any rights of such Borrower against Bank) besides those expressly stated in the Loan Agreement, this Second Amendment and the other Loan
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Documents; (3) any and all claims under any oral or implied agreement, obligation or understanding with Bank or any of Bank's Agents, whether known or unknown, which is different from or in addition to the express terms of the Loan Agreement, this Second Amendment or any of the other Loan Documents; and (4) all other claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which any Borrower might otherwise have against Bank or any of Bank's Agents, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Second Amendment or which could arise concurrently with the effectiveness of this Second Amendment.

          (c) Each Borrower agrees that it understands the meaning and effect of Section 1542 of the California Civil Code, which provides:

               Section 1542. Certain Claims Not Affected by General Release. A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

EACH BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THIS FIRST AMENDMENT IN FAVOR OF BANK AND BANK'S AGENTS, AND EACH BORROWER HEREBY WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED
SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT (IF ANY) WHICH ANY SUCH LAWS MAY BE APPLICABLE, EACH BORROWER WAIVES AND RELEASES (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS FIRST AMENDMENT.

     7. Full Force And Effect; Entire Agreement. Except to the extent expressly provided in this Second Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect. This Second Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrowers and/or their respective affiliates.
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     8.   Counterparts; Effectiveness. This Second Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by each Borrower and Bank.

     In Witness Whereof, each of the parties hereto has caused this Second Amendment to be executed and delivered by its duly authorized officer as of the date first written above.

Borrowers:
                                    Identix Incorporated,
                                    a Delaware corporation

                                    By:  /s/ J Bruce-Smith
                                         -----------------------------------
                                    Printed Name: John E. Bruce-Smith
                                    Title:  Vice President - Finance
                                          ----------------------------------
                                    Identicator Technology, Inc.,
                                    a Delaware corporation

                                    By:  /s/ J Bruce-Smith
                                         -----------------------------------
                                    Printed Name:  John E. Bruce-Smith
                                    Title:  Vice President - Finance
                                          ----------------------------------
Bank:
                                    Imperial Bank

                                    By:   /s/ V Hanna
                                         -----------------------------------
                                          Victor Hanna
                                          Assistant Vice President


                                  Schedule 1

                            SCHEDULE OF EXCEPTIONS
                       TO REPRESENTATIONS AND WARRANTIES

                                     None.